Exhibit 99.1

Owl Rock BDCs Announce Upcoming Name and Website Changes

NEW YORK — June 22, 2023— Owl Rock, a division of Blue Owl Capital Inc. (NYSE: OWL) today announced certain name and website changes to the Owl Rock BDCs (as listed in the chart below) that will become effective on July 6, 2023. The boards of directors of each of the Owl Rock BDCs has already approved these changes and no shareholder vote is required.

Each of the Owl Rock BDCs is managed by an investment adviser that is an indirect affiliate of Blue Owl Capital Inc. and these name changes will not change the day-to-day businesses of each of the Owl Rock BDCs, but rather are part of a broader initiative to have one Blue Owl brand.

Old Name	New Name	New Website
Owl Rock Capital Corporation	Blue Owl Capital Corporation	www.blueowlcapitalcorporation.com
Owl Rock Capital Corporation II	Blue Owl Capital Corporation II	www.blueowlproducts.com
Owl Rock Capital Corporation III	Blue Owl Capital Corporation III	www.blueowlproducts.com
Owl Rock Core Income Corp.	Blue Owl Credit Income Corp.	www.ocic.com
Owl Rock Technology Finance Corp.	Blue Owl Technology Finance Corp.	www.blueowlproducts.com
Owl Rock Technology Finance Corp. II	Blue Owl Technology Finance Corp. II	www.blueowlproducts.com
Owl Rock Technology Income Corp.	Blue Owl Technology Income Corp.	www.otic.com

Additionally, also on July 6, 2023, the newly renamed Blue Owl Capital Corporation (formerly Owl Rock Capital Corporation) will begin trading under a new ticker symbol “OBDC”. CUSIPs for the equity and unsecured notes of each of the Owl Rock BDCs will not change. Additionally, existing CLOs issued by special purpose vehicles of each of the Owl Rock BDCs will not be renamed.

In addition, the following name changes for the investment advisers of the Owl Rock BDCs will be effective July 6, 2023:

•

Owl Rock Capital Advisors LLC, the investment adviser to Owl Rock Capital Corporation, Owl Rock Capital Corporation II and Owl Rock Core Income Corp., intends to change its name to “Blue Owl Credit Advisors LLC”;

•	Owl Rock Diversified Advisors LLC, the investment adviser to Owl Rock Capital Corporation III intends to change its name to “Blue Owl Diversified Credit Advisors LLC”;

•	Owl Rock Technology Advisors LLC, the investment adviser to Owl Rock Technology Finance Corp. intends to change its name to “Blue Owl Technology Credit Advisors LLC”; and

•

Owl Rock Technology Advisors II LLC, the investment adviser to Owl Rock Technology Finance Corp. II and Owl Rock Technology Income Corp. intends to change its name to “Blue Owl Technology Credit Advisors II LLC”.

ABOUT OWL ROCK

Owl Rock, a division of Blue Owl Capital Inc. (NYSE: OWL), is a direct lending platform, which together with its subsidiaries, has approximately $71.6 billion of assets under management as of March 31, 2023. The platform provides multiple investment funds with management services, including public and private business development companies and other products. The Owl Rock BDCs include Owl Rock Capital Corporation, Owl Rock Capital Corporation II, Owl Rock Capital Corporation III, Owl Rock Technology Finance Corp., Owl Rock Technology Finance Corp. II, Owl Rock Core Income Corp. and Owl Rock Technology Income Corp. Owl Rock employs teams of seasoned investment professionals with significant and diverse experience from some of the world’s leading investment firms and financial institutions. Owl Rock’s platform embodies a relationship-oriented approach to investing seeking to provide companies with sizeable commitments to facilitate transactions and support their growth needs with certainty, speed and transparency throughout the entire investment process. For more information, please visit www.owlrockbdcs.com.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

Dana Sclafani

212-419-3000

owlrockir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com